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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): October 30, 1998


             NATIONAL HOUSING PARTNERSHIP REALTY FUND IV (a Maryland
                 Limited Partnership) (Exact name of registrant
                          as specified in its charter)


     Maryland                           0 15731                   52 1473440
     --------                           -------                   ----------
(State or other jurisdiction of    (Commission File Number)    (I.R.S. Employer
incorporation or organization)                                 Identification No.)

            9200 Keystone Crossing
            Suite 500
            Indianapolis, Indiana                             46240-7602
            (Address of principal executive offices)          (Zip Code)

           Registrant's telephone, including area code: (317) 817-7500


                                 Not Applicable
          (Former Name or Former Address, if changed since last report)


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Item 4.        Changes in Registrant's Certifying Accountant

       (a)     Previous independent accountants.

               (i) On or about October 28, 1998, National Housing Partnership Realty Fund IV (the "Registrant") dismissed Deloitte & Touche LLP as the Registrant's independent accountants and engaged Ernst & Young LLP as its independent accountants.

               (ii) Deloitte & Touche LLP's reports on the financial statements of the Registrant for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

               (iii) The decision to change independent accountants from Deloitte & Touche LLP to Ernst & Young LLP was recommended by the general partner of the Registrant.

               (iv) During the Registrant's fiscal years ending December 31, 1996 and December 31, 1997 and the subsequent interim period preceding the dismissal, there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused Deloitte & Touche LLP to make reference to the subject matter of the disagreement(s) in connection with their report.

               (v) During the periods listed in item (iv) above, there have been no "reportable events" (as defined in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

               (vi) The Registrant has provided Deloitte & Touche LLP with a copy of this disclosure and requested that Deloitte & Touche LLP furnish it with a letter addressed to the Securities and Exchange Commission (the "Commission") stating whether it agrees with the above statements. (A copy of the Deloitte & Touche LLP letter addressed to the Commission will be filed by amendment to this Form 8-K within 10 business days).

       (b) New independent accountants.

               (i) On or about the date of dismissal of Deloitte & Touche LLP, the Registrant engaged Ernst & Young LLP as independent accountants for the fiscal year ending December 31, 1998.

               (ii) Prior to the appointment of Ernst & Young LLP, the Registrant did not engage or consult with Ernst & Young LLP regarding any of the matters described in Item 304(a)(2) of Regulation S-K.


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Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

               (a)     Financial Statements of Business Acquired

                       Not applicable.

               (b)     Pro Forma Financial Information

                       Not applicable.

               (c)     Exhibits

                       The required letter of Deloitte & Touche LLP regarding a change in certifying accountant will be filed by amendment within 10 business days.


                                    SIGNATURE


               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                NATIONAL HOUSING PARTNERSHIP
                                REALTY FUND IV (a Maryland Limited
                                Partnership)


                                By:     The National Housing Partnership,
                                        its general partner


                                By:     National Corporation for Housing
                                        Partnerships, its general partner

Date:  October 30, 1998                 By:  /s/  Troy D. Butts
                                             --------------------------------
                                             Troy D. Butts
                                             Senior Vice President and
                                             Chief Financial Officer